Exhibit 10.8

WAIVER AGREEMENT

This waiver agreement (this “Waiver”) is entered into as of July 29, 2026 (the “Effective Date”), by and between Siyata PTT, a Cayman Islands exempt company (the “Company”), and Dune Equity Holdings LLC, a Delaware limited liability company (the “Holder”). Reference is made to that certain senior secured promissory note, dated as of January 17, 2026 (the “Note”), issued by the Company to the Holder pursuant to that certain securities purchase agreement, dated as of January 17, 2026, between the Company and the Holder (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meanings given in the Note. The Company and the Holder agree as follows:

1. Limited Waiver. Subject to the terms of this Waiver, the Holder hereby agrees to a one-time waiver of the repayment from proceeds under Section 1.10 of the Note with respect to the proceeds received by the Company pursuant to the issuance of the securities identified on Exhibit “A” to this Waiver (the “Proposed Transactions”) in consideration for the Company’s issuance of 100,000 Class A ordinary shares of the Company (the “Shares”), par value $0.0001 per share, to the Holder on the Effective Date. The Shares shall be earned in full by the Holder as of the Effective Date.

2. Scope; Reservation of Rights. This Waiver is limited solely to the Proposed Transactions as described in this Waiver, and shall not (a) waive any other term, covenant, condition, restriction or Event of Default under the Note, the Purchase Agreement or any other Transaction Documents (as defined in the Purchase Agreement) (the “Transaction Documents”), whether now existing or hereafter arising, (b) waive or prejudice any right, power or remedy of the Holder, all of which are expressly reserved, (c) establish a course of dealing or obligate the Holder to grant any further waiver, consent or amendment, or (d) amend, modify or otherwise affect Section 1.6(e) (Dilutive Issuance) of the Note or any other anti-dilution, adjustment or most-favored-nation provision, which shall continue in full force and effect.

3. Full Force and Effect. Except as expressly set forth herein, the Note and all other Transaction Documents remain in full force and effect and are hereby ratified and confirmed. This Waiver constitutes a Transaction Document.

4. Governing Law; Counterparts. Section 8(a) of the Purchase Agreement shall apply to this Waiver. This Waiver may be executed in counterparts (including by electronic transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

SIYATA PTT

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

DUNE EQUITY HOLDINGS LLC

By:	/s/ Aaron Greenblott
Name:	Aaron Greenblott
Title:	Authorized Signatory

Exhibit A

1.	Promissory note in the original principal amount of $1,000,000.00 issued to FirstFire Global Opportunities Fund, LLC on or around May 12, 2026

2.	Promissory note in the original principal amount of $200,000.00 issued to Pinz Capital Special Opportunities Fund, LP on or around July 10, 2026

3.	Promissory note in the original principal amount of $500,000.00 issued to L1 Capital Global Opportunities Master Fund on or around July 13, 2026

4.	Promissory note in the original principal amount of $500,000.00 issued to Yalecrest Fund I LP on or around July 17, 2026

AMENDMENT TO WAIVER AGREEMENT

This amendment to the Waiver Agreement (as defined below) (this “Amendment”) is entered into as of August 4, 2026 (the “Effective Date”), by and between Siyata PTT, a Cayman Islands exempt company (the “Company”), and Dune Equity Holdings LLC, a Delaware limited liability company (the “Holder”). “Waiver Agreement” shall mean that certain waiver agreement entered into by the Company and the Holder dated July 29, 2026, with respect to the issuance of 100,000 Class A ordinary shares of the Company (the “Original Share Amount”) to Holder.

1. Limited Amendment. The reference to “100,000 Class A ordinary shares” in the Waiver Agreement shall be replaced with “117,000 Class A ordinary shares”.

2. Full Force and Effect. Except as expressly set forth herein, the Waiver Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4. Governing Law; Counterparts. Section 4 of the Waiver Agreement shall apply to this Amendment. This Amendment may be executed in counterparts (including by electronic transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIYATA PTT

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

DUNE EQUITY HOLDINGS LLC

By:	/s/ Aaron Greenblott
Name:	Aaron Greenblott
Title:	Authorized Signatory

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